                                                                   EXHIBIT 10.20

                       46 GALLI DRIVE, NOVATO, CALIFORNIA
                   STANDARD NNN LEASE--MULTI-TENANT PROPERTY


                                   WITNESSETH

This lease ("LEASE") is entered into by and between Limar Realty Corp. #18, a California corporation ("LANDLORD") and BioMarin Pharmaceutical, Inc., a Delaware corporation ("TENANT"). For and in consideration of the payment of rents and the performance of the covenants herein set forth by Tenant, Landlord does lease to Tenant and Tenant accepts the Premises described below subject to the agreements herein contained.

1.   BASIC LEASE TERMS

     a.  DATE OF LEASE:                June 25, 1998

     b.  TENANT:                       BioMarin Pharmaceutical, Inc.

         Address (of the Premises):    46 Galli Drive, South Building,
                                       Novato, California

         Address (for Notices):        (Please provide if other than Premises.)

     c.  LANDLORD:                     Limar Realty Corp. #18

         Address (for Notices):        1730 South El Camino Real
                                       Suite 400
                                       San Mateo, California 94402

     d.  TENANT'S USE OF PREMISES:     General office, laboratory research and
                                       development, production and warehousing.

     e.  PREMISES AREA:                31,056 Rentable Square Feet

     f.  BUILDING:                     46 Galli Drive, Novato, California

     g.  PROPERTY:                     46 Galli Drive, Novato, California

     h.  INSURING PARTY:               Landlord is the "Insuring Party" unless
                                       otherwise stated herein.

     i.  TERM (inclusive):             Commencement Date: See (P)30.
                                       ("Commencement Date")

                                       Expiration Date: August 31, 2003
                                       ("Expiration Date")

                                       Number of Months: Approximately 60 months

     j.  TENANT'S SHARE OF BUILDING:   44.46% (31,056 / 69,849)

     k.  TENANT'S SHARE OF PROPERTY:   44.46% (31,056 / 69,849)

     l.  TENANT'S NUMBER OF
         NON-RESERVED PARKING SPACES:  55

     m.  INITIAL BASE RENT:            Thirty Seven Thousand Nine Hundred
                                       Eighty Five & 44/100 Dollars
                                       ($37,985.44) per month.

     n.  BASE RENT ADJUSTMENT:

         The cost of living provisions of (P)4.b.) apply using the CPI Index for the CMSA of San Francisco-Oakland, California and the annual floor limit ("FLOOR LIMIT") shall be an increase of three and one-third percent (3-1/3%) and the annual ceiling limit ("CEILING LIMIT") shall be an increase of seven and one-third percent (7-1/3%).

     o.  TOTAL TERM BASE RENT(exclusive of any adjustments due to (P)4.b. &
         (P)5. and assuming an exact 60 month lease term): $2,279,126.40.

     p.  PREPAID BASE RENT:            $37,985.44

     q.  SECURITY DEPOSIT:             $114,000.00

     r.  BROKER(S):                    Meridian Commercial, Inc. (Tenant)

     s.  EXHIBITS:                     Exhibits lettered "A" through "D" are
                                       attached hereto and made a part hereof.

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2.   PREMISES, PARKING AND COMMON AREAS

     a.   PREMISES. The Premises as described in (P)1. and Exhibit A, are a
                                                           ---------
          portion of a building, herein sometimes referred to as the "BUILDING" identified in (P)1. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "PROPERTY" as described in (P)1. and Exhibit B.
                                                                  ---------
          Landlord hereby leases to Tenant and Tenant leases from Landlord for the Term (as defined below), at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Terms, (P)1. as the "PREMISES", including rights to the Common Areas as hereinafter specified. Subject to any additional work Landlord has agreed herein to do, Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant agrees with the square footage specified for the Premises in (P)1 and will not hereafter challenge such determination and agreement. The rental payable by Tenant pursuant to this Lease is not subject to revision in the event of any discrepancy in the rentable square footage for the Premises.

     b. VEHICLE PARKING. So long as Tenant is not in default, and subject to the Rules and Regulations attached hereto as Exhibit C, and as
                                                       ---------
          established by Landlord from time to time, Tenant shall be entitled to use the number of parking spaces set forth in (P)1. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the Rules and Regulations then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

     c. COMMON AREAS -- DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Property and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     d. COMMON AREAS -- RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto as Exhibit C with
                                                                  ---------
          respect to the Property and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord, or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants, their agents, employees and invitees.

     e. BUILDING AND COMMON AREAS -- CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time:

          1) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways, so long as the changes do not materially adversely affect Tenant's use and occupancy of the Premises pursuant to
               (P)1 d. hereof

          2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          3)   To add additional buildings and improvements to the Common Areas;

          4) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof; and

          5) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment deem to be appropriate.

     f. ACCEPTANCE; QUIET ENJOYMENT. Landlord represents that it is the fee simple owner of the Premises and has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

3. TERM. The term ("Term") of this Lease is for the period that commences at 12:01 a.m. on the Commencement Date and expires at 11:59 p.m. on the Expiration Date. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be an abatement of Base Rent (as defined below) covering the period between the Commencement Date and the date when Landlord delivers possession to Tenant, all other terms and conditions of this Lease shall remain in full force and effect. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the Term shall commence as of the Commencement Date, and there shall be no reduction of Base Rent between the Commencement Date and the time Tenant takes possession. Notwithstanding the other provisions of this (P)3., if Landlord has not delivered possession of the Premises to Tenant for the installation of the Approved Work as set forth in (P)29.b. by Tenant within ninety (90) days of Lease execution by Landlord and Tenant, Tenant shall have the right to terminate the Lease upon written notice to Landlord within ten (10) days after the expiration of said ninety (90) day period and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay.

4.   RENT

     a.   BASE RENT.   Tenant shall pay Landlord in lawful money of the United
          States, without notice, demand, offset or deduction, rent in the amount(s) set forth in (P)1. which shall be payable in advance on the first day of each and every calendar month ("Base Rent") provided, however, the first month's Base Rent is due and payable upon execution of this Lease. Unless otherwise specified in writing by Landlord, all installments of Base Rent shall be payable to Limar Realty Corp. #18, Department #44294, P.O. Box 44000, San Francisco, California 94144-4294. Base Rent for any partial month at the beginning or end of this Lease will be prorated in accordance with the number of days in the subject month. For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Base Rent provided herein to the periods which correspond to the actual Base Rent payments as provided under the terms and conditions of this Agreement.

     b. COST OF LIVING ADJUSTMENT. The Base Rent shall be subject to increase on each annual anniversary of the Commencement Date. The base for computing the increase is the Consumer Price Index. All Urban Consumers for the CMSA referenced in 111. (1982-84 base year = 100), published by the United States Department of Labor, Bureau of Labor Statistics ("INDEX"), which is in effect on the ninetieth (90th) day preceding the date of the Commencement Date ("BEGINNING INDEX"). The Index ("ADJUSTMENT INDEX") published and in effect on the ninetieth
          (90th) day preceding each annual anniversary ("ANNUAL ANNIVERSARY") of the Commencement Date is to be used in determining the amount of the increase from one year to the next. Beginning with the Base Rent due on and after the first anniversary, the Base Rent shall be increased to equal the product achieved by multiplying the Base Rent amount by a fraction, the numerator of which will be the Adjustment Index and the denominator of which will be the Beginning Index. If there is a decline from one Annual Anniversary to the next in the Adjustment Index, the Base Rent due during the subsequent lease year shall equal the Base Rent due during the then present lease year (i.e., there shall be no decrease in Base Rent). Notwithstanding the foregoing provisions of this (P)4 b.), each Base Rent adjustment shall be subject to a minimum adjustment in accordance with the Floor Limit if specified in (P)1. and a maximum adjustment in accordance with the Ceiling Limit if specified in (P)1.

          If the Index is changed so that the base year differs from 1982-84 = 100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as, in Landlord's reasonable opinion, would be obtained if the Index had not been discontinued or revised.

     c. RENT WITHOUT OFFSET AND LATE CHARGE. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefor, if any Rent is not received by Landlord within five (5) days of its due date, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not. be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest from the due date thereof at the lesser of ten percent (10%) per annum or the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter for the remainder of the Term hereof, Landlord may require Tenant to pay all future payments of Rent or other sums due by cashier's check.

     d. PREPAID BASE RENT. Upon the execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent set forth in (P)1., and such Prepaid Base Rent shall be applied toward the Base Rent due for the first month of the Term for which Rent is due. Landlord shall be entitled to immediately endorse and cash Tenant's Prepaid Base Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Base Rent.

     e. RENT. The term "Rent" as used in this Lease shall refer to Base Rent, Prepaid Base Rent, Real Property Taxes, Operating Expenses, repairs and maintenance costs, insurance, utilities, late charges and other similar charges payable by Tenant pursuant to this Lease either directly to Landlord or otherwise.

5.   OPERATING EXPENSES.

     a. PAYMENT BY TENANT. During the Term of this Lease, Tenant shall pay to Landlord, as additional Rent, on a monthly basis Tenant's Share of the Operating Expenses. To the extent that Operating Expenses are accounted for on a building by building basis, the Tenant's Share of Building shall apply. To the extent that Operating Expenses are accounted for on an overall Property basis, then Tenant's Share of Property shall apply.

     b. OPERATING EXPENSES. The term "OPERATING EXPENSES" shall mean all expenses, costs and disbursements (not specifically excluded from the definition of Operating Expenses below) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and operation of the Property or any portion thereof (including all Buildings and Common Areas of the Property). Operating Expenses shall include, but not be limited to the following:

          1) Wages and salaries of all employees engaged in the operation, maintenance and security of the Property, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services.

          2) All supplies and materials used in the operation, repair or maintenance of the Property.

          3) Cost of all utilities, including surcharges, for the Property, including the cost of water, power and lighting which are not separately billed to and paid for by Tenant

          4) Cost of all maintenance and service agreements for the Property and the equipment thereon, including but not limited to, security services, exterior window cleaning, janitorial service, engineers, gardeners and trash removal services.

          5)   All Insurance Costs, as such term is defined in (P)16.

          6) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of Insurance or by Tenant or other third parties, and alterations attributable solely to the other tenants of the Property) including repair and maintenance of the roofing.

          7) A reasonable management fee for the property management of the Property, which includes the cost of Landlord's Property Manager, which management fee shall not exceed three percent (3%) of Rent.

          8) The costs of any additional services not provided to the Property at the Commencement Date but thereafter provided by Landlord in its management of the Property.

          9) The cost of any capital improvements to the Property or any part thereof which are made during the Term hereof which shall be amortized over the useful life of the improvement(s).

          10)  Real Property Taxes, as that term is defined in (P)11.

          11) Assessments, dues and other amounts payable pursuant to the CC&R's described in (P)7.b.

     c.   OPERATING EXPENSES SHALL NOT INCLUDE:

          1)   Costs paid for directly by Tenant;

          2) Principal and interest payments on loans secured by deeds of trust recorded against the Property or the Building of which the Property is a part;

          3)   Real estate sales or leasing brokerage commissions;

          4) Executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the property manager of the Property; or

          5) Costs to maintain the foundations, exterior walls and roof structure of the Property.

     d. EXTRAORDINARY SERVICES. Tenant shall pay within ten (10) days of receipt of an invoice from Landlord the cost of additional or extraordinary services provided to Tenant at Tenant's request and not paid or payable by Tenant pursuant to other provisions of this Lease.

     e. IMPOUND. Landlord reserves the right, at Landlord's option, to estimate the annual cost of OPERATING Expenses performed by Landlord ("PROJECTED OPERATING EXPENSES") and to require same to be paid in advance. Tenant shall pay to Landlord, monthly in advance as additional Rent, one-twelfth (1/12) of the Projected Operating Expenses.

     f.   ADJUSTMENT.

          1) ACCOUNTING. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year or portion thereof of occupancy, Landlord shall provide Tenant a statement of such year's actual Operating Expenses compared to the Projected Operating Expenses. If the actual Operating Expenses are more than the Projected Operating Expenses then Tenant shall pay Landlord, within ten (10) days of receipt of a bill therefor, the difference. If the actual Operating Expenses are less than the Projected Operating Expenses, then Tenant shall receive a credit against future Operating Expenses payments equal to the difference; provided, that in the case of an overpayment for the final lease year of the Term, Landlord shall credit the difference against any sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due and unpaid, shall promptly refund the net amount to Tenant.

          2) PRORATION. Tenant's liability to pay Operating Expenses shall be prorated on the basis of a 365 (or 366, as the case may be) day year to account for any fractional portion of a year included at the commencement or expiration of the Term of this Lease.

          3) SURVIVAL. Landlord and Tenant's obligations to pay for or credit any increase or decrease in payments pursuant to this (P)5. shall survive this Lease.

     g. FAILURE TO PAY. Failure of Tenant to pay any of the charges required to be paid under this (P)5. shall constitute a material default and breach of this Lease and Landlord's remedies shall be as specified in
          (P)21

6. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit ("SECURITY DEPOSIT") in the amount set forth in (P)1. with Landlord, said Deposit to be in the form of a mutually acceptable Irrevocable Letter of Credit. If Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount including any interest which would have been earned on the portion of the Security Deposit expended or applied by the Landlord, from the date of such expense or application. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent due under this Lease. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant's Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the Base Rent as the initial Security Deposit bore to the initial Base Rent. If Tenant is not in default at the expiration or termination of this Lease and has fully complied with the provisions of (P)9., (P)13.d.6) and (P)26., Landlord shall return the Security Deposit to Tenant.

7.   USE OF PREMISES

     a. TENANT'S USE. Tenant shall use the Premises solely for the purposes stated in (P)1. and for no other purposes without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises to the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in writing in this Lease. Tenant shall promptly comply with all laws, statutes, ordinances, orders and governmental regulations affecting the Premises. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises. Tenant will not perform any act or carry on any practices that may injure the Premises. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that emits any objectionable odor, noises, vibrations or lights onto such other tenants. If, in Landlord's reasonable judgment, sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on or about the Premises. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

     b. CC&R'S. Tenant agrees that this Lease is subject and subordinate to the Covenants, Conditions and Restrictions, a copy of which is attached hereto as Exhibit D, as they may be amended from time to time
                             ---------
          ("CC&R'S"), and further agrees that the CC&R's are an integral part of this Lease. Throughout the Term or any extension thereof, notwithstanding any other provision hereof, Tenant shall faithfully and timely assume and perform all obligations of Landlord and/or Tenant under the CC&R's and any modifications or amendments thereto, including the payment of any periodic or special dues or assessments against the Premises. Such dues and assessments shall be included within the definition of Operating Expenses pursuant to (P)5.b.11), and Tenant shall pay such amounts as further set forth in (P)5. Tenant shall hold Landlord, its subsidiaries, shareholders, directors, officers, agents and employees harmless and indemnify Landlord, its subsidiaries, shareholders, directors, officers, agents and employees against any loss, expense and damage, including attorneys' fees and costs, arising out of the failure of Tenant to perform or comply with the CC&R's.

     c. Rules and Regulations. Tenant shall comply with and use the Premises in accordance with the Rules and Regulations attached hereto as Exhibit C and to any reasonable modifications to such Rules and
          ---------
          Regulations as Landlord may adopt from time to time.

8.   EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

     a.   EMISSIONS. Tenant shall not:

          1) Permit any vehicle on the Premises or in the Commons Areas to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

          2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere or on, into or under the Premises, any building or other improvements of which the Premises are a part, or the ground or any body of water which matter, as reasonably determined by Landlord or any governmental entity, does or may pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect (a) the health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) the condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) the Premises or any of the improvements thereto including buildings, foundations, pipes, utility lines, landscaping or parking areas;

          3) Produce, or permit to be produced, any intense glare, light or heat;

          4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          5) Create, or permit to be created, any vibration that is discernible outside the Premises; or

          6) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is or may be harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

     b.   STORAGE AND USE.

          1) STORAGE. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises.

          2) USE. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on or about the Premises any solid, liquid or gaseous matter which is, or may become radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby and (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon.

          3) HAZARDOUS MATERIALS. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store, use, employ, transport and otherwise deal with all Hazardous Materials (as defined below) employed on or about the Premises in accordance with all federal, state, or local law, ordinances, rules or regulations applicable to Hazardous Materials in connection with or respect to the Premises.

     c.   DISPOSAL OF WASTE.

          1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) amounts in excess of the lesser of: (i) that reasonably contemplated by the uses permitted under this Lease or (ii) that permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere, (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

     d. INFORMATION. Tenant shall provide Landlord with any and all information regarding Hazardous Materials in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Materials, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

     e. COMPLIANCE WITH LAW. Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this Lease, and in particular, relating to the storage, use and disposal of Hazardous Materials.

     f. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold Landlord, its agents, employees, lenders, shareholders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including but not limited to reasonable attorneys' fees) arising out of or relating to any Hazardous Materials employed, used, transported across, or otherwise dealt with by Tenant (or investees, or persons or entities under the control of Tenant) in connection with or with respect to the Premises and the Property. Notwithstanding any other provision of this Lease, the indemnity obligation of Tenant pursuant to this (P)8.f. shall survive the termination of this Lease and shall relate to any occurrence as described in this (P)8. occurring in connection with this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including reasonable attorney's fees) arising out of or relating to hazardous materials employed, used, transported to the Building, for which the Premises are a part thereof, by Landlord, its agent's or employees. For purposes of this Lease the term "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule or regulation applicable to the Premises, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyis (PCB's), or radon gas, urea formaldehyde, asbestos or lead.

9. SIGNS. Tenant shall not place any sign upon the Premises or the Property, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to indicate Tenant's company name or logo provided such signs are in compliance with all applicable governmental requirements and the CC&R's. The installation of any sign on or adjacent to the Premises by or for Tenant shall be subject to the provisions of (P)13. (Repairs and Maintenance) Tenant shall remove any sign placed on or adjacent to the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Property caused thereby, all at Tenant's expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises at Tenant's sole cost and expense. Landlord reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Tenant's business within the Premises.

10. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.  REAL PROPERTY TAXES.

     a. PAYMENT OF TAXES. Landlord shall pay the Building's Real Property Taxes, as defined in (P)11.c., during the Term of this Lease. Subject to (P)11.b., Tenant shall promptly reimburse Landlord according to
          (P)5. for Tenant's Share of Property of such Real Property Taxes paid by Landlord.

     b. ADVANCE PAYMENT. In order to ensure payment when due and before delinquency of any or all Real Property Taxes, Landlord reserves the right, at Landlord's option, to estimate the current Real Property Taxes applicable to the Premises, and to require each installment of the Real Property Taxes to be paid in advance to Landlord by Tenant, either: (i) in a lump sum amount, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent, would provide a fund large enough to fully discharge before delinquency the estimated installment of Real Property Taxes to be paid. When the actual amount of the applicable tax bill is known, Landlord may, but is not required to, adjust the amount of such equal monthly advance payment so as to provide the funds needed to pay the applicable Real Property Taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this (P)11 are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this (P)11. may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a breach by Tenant in the performance of the obligations of Tenant under this Lease, then any balance of funds paid to Landlord under the provisions of this (P)11 may, at the option of Landlord, be treated as an additional Security Deposit under (P)6.

     c. DEFINITION OF "REAL PROPERTY TAXES". As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax or other fee, charge, or excise which may be imposed as a substitute for any of the foregoing (other than inheritance, personal income or estate taxes) imposed upon the Property by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Property, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Property. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Property or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon, if any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

13.  REPAIRS AND MAINTENANCE

     a. LANDLORD'S OBLIGATIONS. Landlord shall keep the Property, including the foundation, exterior walls, roof. and common area of the Building, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair subject to reimbursement by Tenant in accordance with (P)5. There shall be no abatement of Rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Property or any part thereof, provided that if any of the foregoing prevent Tenant from using the Premises for more than ten(10) consecutive business days, then commencing upon the expiration of such ten (10) business day period, Rent shall abate until Tenant's use of the Premises is restored.

     b.   TENANT'S OBLIGATIONS.

          1) General. Tenant shall, at Tenant's sole cost and expense and at all times, contract for janitorial services and supplies, keep the Premises in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fixtures, interior walls, ceilings, floors, windows, window frames, interior and exterior doors and door frames, plate glass and skylights. Tenant shall not cause or permit any Hazardous Material to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Materials and/or storage tank brought onto the Premises by or for Tenant or under its control. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

          2) CONTRACTS. Tenant shall, at Tenant's sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of heating, air conditioning and ventilation equipment, if any, servicing the Premises. Tenant shall keep a detailed preventative maintenance schedule and log showing the frequency of maintenance on all HVAC, mechanical, electrical and other systems servicing the Premises and provide Landlord with a copy of same quarterly.

          3) AS-IS CONDITION. The parties affirm that Landlord, its subsidiaries, officers, shareholders, directors, agents and/or employees have made no representations to Tenant respecting the condition of the Premises except as specifically stated herein.

          4) AMERICANS WITH DISABILITIES ACT. Tenant acknowledges that as of the Commencement Date, the Premises may not comply with the Americans with Disabilities Act of 1990 ("ADA"), and that Landlord shall have no obligation with respect to any such failure of the Premises to so comply. Tenant shall, at its cost, at any time during the Term as required by any applicable governmental agency having jurisdiction over the Premises, make such modifications and alterations to the Premises as may be required in order to fully comply with the provisions of the ADA, as from time to time amended, and any and all regulations issued pursuant to or in connection with the ADA in such a manner as to satisfy the applicable governmental agency or agencies requiring remediation. Tenant shall at least thirty (30) days prior to the commencement of any construction in connection with satisfaction of the ADA, give written notice to Landlord of its intended commencement of construction together with sufficient details so as to reasonably disclose to Landlord the nature of the proposed construction, copies of any notices received by Tenant from applicable governmental agencies in connection with the ADA and such other documents or information as Landlord may reasonably request. In any event, notwithstanding anything to the contrary contained in this Lease, prior to the termination of the Term, Tenant shall, at its cost, make such modifications and alterations to the Premises as may be required to comply fully with the ADA as from time to time amended and any and all regulations issued thereunder. Tenant shall give the Landlord thirty (30) days prior written notice as described above in connection with any such construction. Any and all construction required to so comply with the ADA shall be completed by Tenant prior to the expiration of the Term.

     c. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its own cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises. Tenant shall also comply with all such rules, laws, ordinances and requirements at the time Tenant makes any alteration, addition or change to the Premises.

     d.   MISCELLANEOUS.

          1) Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

          2) Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises and the Property in good order condition and repair. Specifically, Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for Tenant tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from Rent.

          3) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand.

          4) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required to make or is permitted to make by this Lease or by any tenant's lease or is required by law to make in or to any portion of the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

          5) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises' mechanical, electrical, plumbing, HVAC or other systems serving located in or passing through the Premises. Upon request by Landlord, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of service contracts on such systems.

          6) Upon the expiration or early termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear, but including the Approved Work as set forth in (P)29.b. hereof. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant prior to the end of the Term at Tenant's expense.

          7) Landlord may, at Landlord's option, choose to perform any of the Tenant's obligations in this 1113. The cost of any such Tenant's obligations so performed by Landlord shall be at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any such costs incurred by Landlord in the performance of such Tenant's obligations within ten (10) days of receipt of a billing from Landlord.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises or the Property without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. All alterations made by Tenant, whether or not subject to the approval of Landlord, shall be performed by Tenant and its contractors in a first class workmanlike manner and permits and inspections shall be obtained from all required governmental entities. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within thirty (30) days before or thirty (30) days after expiration of the Term, elect to require Tenant to remove some or all of the alterations which Tenant may have made to the Premises except for the Approved Work as set forth in (P)29.b. hereof. If Landlord so elects, Tenant shall at its own cost restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' liens which may result from construction by Tenant.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, except for damages resulting from Landlord's gross negligence or willful misconduct, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages including attorneys' fees and costs arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease. Landlord shall indemnify and hold Tenant harmless from all damages including reasonable attorney's fees and costs arising out of damage to any person or property occurring in, on or about the Premises as a result of Landlord's gross negligence or willful misconduct.

16.  INSURANCE

     a. PAYMENT FOR INSURANCE. Regardless of whether the Landlord or Tenant is the Insuring Party, Tenant shall pay for all insurance required under this I]16. ("Insurance Costs") either directly or by reimbursement to Landlord as specified in this (P)16. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term Payment shall be made by Tenant to Landlord within ten (10) days following receipt of an invoice for any amount due.

     b.   LIABILITY INSURANCE.

          1) Carried by Tenant. Whether or not Tenant is the Insuring Party, Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance protection Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement and contain an "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord whose insurance shall be considered excess insurance only. All insurance coverage required pursuant to this (P)16. which is to name Landlord as a named insured shall also name Landlord's subsidiaries, directors, agents, officers and employees as named insureds.

          2) CARRIED BY LANDLORD. In the event Landlord is the Insuring Party, Landlord shall also maintain liability insurance as described in (P)16.b. 1), in addition to, and not in lieu of the insurance required to be maintained by Tenant. In the event Tenant is the Insuring Party, Landlord shall in addition carry Landlord's Risk Coverage and insure the Premises on Landlord's umbrella policy and Tenant shall reimburse Landlord the cost thereof. Tenant shall not be named as an additional insured therein under any insurance obtained by Landlord in accordance with this (P)16.b.2).

     c.   PROPERTY INSURANCE -- BUILDING, IMPROVEMENTS AND RENTAL VALUE.

          1) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Property ("LENDER(S)"), insuring loss or damage to the Property. The amount of such insurance shall be equal to the full replacement cost of the Property, as the same shall exist from time to time, or the amount required by Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Such policy or policies shall insure against all risks of direct physical loss or damage (including Boiler and Machinery coverage and the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Property required to be demolished shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Property is located. If such insurance coverage has a deductible clause, then Tenant shall be liable for such deductible amount. Even if Landlord is the Insuring Party, Tenant's personal property shall be insured by Tenant under (P)16.d. rather than by Landlord.

          2) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all Real Property Taxes, Insurance Costs and any scheduled Rent increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent, Real Property Taxes, Insurance Costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

          3) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

          4) TENANT'S IMPROVEMENTS. If the Landlord is the Insuring Party, the Landlord shall not be required to insure Tenant's personal property and leasehold improvements unless the item in question has become the property of Landlord under the terms of this Lease. If Tenant is the Insuring Party, the policy carried by Tenant under this (P)16.c. shall insure Tenant's personal property and leasehold improvements.

     d. TENANT'S PROPERTY INSURANCE. Subject to the requirements of (P)16.e., Tenant at its cost shall either by separate policy, or at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property and Tenant owned leasehold improvements in, on or about the Premises similar in coverage to that carried by the Insuring Party under (P)16.c. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant owned leasehold improvements. Tenant shall be the Insuring Party with respect to the insurance required by this (P)16.d. and shall provide Landlord with written evidence that such insurance is in force.

     e. INSURANCE POLICIES. If Tenant is the Insuring Party, insurance required per this (P)16. shall be with companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A-X, or such other minimal rating as may be required by Lender(s) as set forth in the most current issue of "Best's Insurance Guide" Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this (P)16. If Tenant is the Insuring Party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the

          Insuring Party shall fail to procure and maintain the insurance required to be carded by the Insuring Party under this (P)16., the other Party may, but shall not be required to, procure and maintain the same, but at Tenant's expense.

     f. MUTUAL WAIVER. Notwithstanding anything to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, officers, directors, shareholders, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional costs after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation

17.  DAMAGE AND DESTRUCTION

     a. DAMAGE -- RESTORATION REQUIRED. In the event that the Building containing the Premises is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of (P)16. above, Landlord shall restore such damage provided that: (i) the destruction of the Building containing the Premises does not exceed sixty percent (60%) of the then replacement value of the Building containing the Premises; (ii) the insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (iii) in the reasonable judgment of Landlord, the restoration can be completed within two hundred and seventy (270) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. The deductible amount of any insurance coverage for damage to the Premises shall be paid by Tenant. If such conditions apply so as to require Landlord to restore such damage pursuant to this 1117.a., this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Rent while such restoration takes place, such proportionate reduction to be based on the extent to which the damage and restoration efforts interfere with Tenant's business in the Premises. Tenant's right to a reduction of Rent hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage.

     b. DAMAGE -- RESTORATION NOT REQUIRED. In the event that the Building containing the Premises is damaged by a fire or other casualty and Landlord is not required to restore such damage in accordance with the provisions of (P)17.a. immediately above, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Rent to be proportionately abated as provided in (P)17.a. above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent reduced by any proportionate reduction in Rent as provided for in
          (P)17.a. above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Tenant delivers to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and the restoration can be completed in a two hundred seventy
          (270) day period, as reasonably determined by Landlord, and the destruction of the Building containing the Premises does not exceed sixty percent (60%) of the then replacement value, Landlord shall restore the Premises as provided in (P)17.a. above.

     c.   END OF TERM CASUALTY.  Notwithstanding the provisions of (P)17.a. and
          (P)17.b. above, either Landlord or Tenant may terminate this Lease if the Building containing the Premises is damaged by fire or other casualty, Landlord's reasonably estimated cost of restoration of the Building containing the Premises exceeds ten percent (10%) of the then replacement value of the Building containing the Premises and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days following the date or which such notice of termination is given, in the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination.

     d. TERMINATION BY TENANT. In the event that the destruction to the Building containing the Premises cannot be restored as required herein under applicable laws and regulations within two hundred seventy (270 days of the damage or casualty, notwithstanding the availability of insurance proceeds, Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the eve of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportional reduction in Rent as provided for in (P)17a. above, shall be paid to the date of such termination.

     e. RESTORATION. Landlord agrees that, in any case in which Landlord is required to, or otherwise agrees to restore the Building containing the Premises, Landlord shall proceed with due diligence to make all appropriate claims and applications for the proceeds of insurance and to apply for and obtain all permits necessary for the restoration of the Building containing the Premises. Landlord shall use reasonable efforts to enforce any and all provisions in any mortgage, deed of trust or other encumbrance on the Building containing the Premises requiring Landlord and Lender to permit insurance proceeds to be used for restoration. Landlord shall restore the Premises at least equal to the condition existing prior to the date of the damage if permitted by applicable law.

18.  CONDEMNATION

     a. DEFINITIONS. The following definitions shall apply: (1) "CONDEMNATION" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "DATE OF TAKING" means the date the condemnor has right to possession of the property being condemned; (3) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation; and (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having power of Condemnation.

     b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the Term of the Lease there is any taking of all or any part of the Building containing the Premises, the rights and obligations of the parties shall be determined strictly pursuant to this Lease.

     c. TOTAL OR PARTIAL TAKING. If the Building containing the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Building containing the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety
          (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking. Any Award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures.

19.  ASSIGNMENT OR SUBLEASE

     a. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment. Seventy-five percent (75%) of all Rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease applicable to the portion of the Premises subleased shall be paid to Landlord, or seventy-five percent (75%) of any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord less Tenant's reasonable cost of real estate commissions, tenant improvements and reasonable legal fees in connection with said assignment or sublet. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, an amount equal to Landlord's reasonable attorneys' fees and costs incurred in connection with such request. Each request for consent to an assignment or subletting shall be in writing, and shall be accompanied by information as may be relevant to Landlord's determination as to the financial and operational responsibility and stability of the proposed assignee or sublessee and the appropriateness of the proposed use by such assignee or sublessee. Such information shall include a summary of the proposed use of, and any proposed modifications to, the Premises. Tenant shall provide Landlord with such other or additional information and/or documentation as may reasonably be requested by Landlord. Tenant shall, upon completion of any assignment or subletting of all or any portion of the Premises, immediately and irrevocably assign to Landlord as security for Tenant's obligations under the

          Lease, all Rent from any such subletting or assignment. Landlord, as assignee and attorney in fact for Tenant, shall have the right to collect all rent and other revenues collectable pursuant to any such sublet or assignment and apply such rent and other revenues towards Tenants obligations under the Lease.

     b. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     c. Landlord may, at its option, elect to terminate the Lease instead of approving the requested assignment or sublease. Should Landlord so elect to terminate this Lease, all of the obligations of the parties thereunder shall terminate on the later of sixty (60) days following Landlord's notice to Tenant of its election hereunder, or the effective date of the proposed assignment or subletting sought by the Tenant, but in no event later than one hundred twenty (120) days following the date of Landlord's electron under this (P)19.c. At the time of termination, all obligations of both parties hereunder shall terminate as to obligations thereafter accruing except as otherwise expressly provided in this Lease.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure of Tenant to pay Rent within five (5) days of its due date; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment and vacation); or (c) failure to timely perform any other provision of this Lease within ten (10) days of Landlord's notice thereof to Tenant.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law):

     a. Landlord may continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this (P)21.a. shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlords consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld. If Landlord elects to relet the Premises as provided in this (P)21.a., Rent that Landlord receives from reletting shall be applied to the payment of first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this (P)21.a., any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs including for maintenance Landlord incurred in relating that remain after applying the Rent received from the reletting as provided in this (P)21.a.; and

     b. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice thereof to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the Worth of the unpaid Rent that had been earned at the time of termination of Tenants right to possession; (2) the Worth of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (3) the Worth of the amount of the unpaid Rent that would have been earned after the award throughout the remaining Term of the Lease to the extent such unpaid Rent exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (4) any other amount, including but not limited to, expenses incurred to relet the Premises, court costs, attorneys' fees and collection costs necessary to compensate Landlord for all detriment caused by Tenant's default. The "Worth", as used above in (1) and (2) in this (P)21.b. is to be computed by allowing interest at the lesser of 18 percent per annum or the maximum legal interest rate permitted by law. The "Worth", as used above in (3) in this (P)21.b., is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

22. ENTRY OF PREMISES. Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times with reasonable prior notice to Tenant except for emergencies for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the Term, or to post "for rent" or "for lease" signs during the last ninety (90) days of the Term or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the Term; or (e) to repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this (P)22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this (P)22. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner that will lessen the inconvenience, annoyance or disturbance to Tenant.

23.  SUBORDINATION

     a. AUTOMATIC SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Lender(s) against the Building containing the Premises, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building containing the Premises, (ii) the lien of any mortgage or deed of trust which may hereafter be executed affecting the Building containing the Premises, and (iii) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. In connection with any such termination of a ground lease or underlying lease or any foreclosure or conveyance in lieu of foreclosure made in connection with any mortgage or deed of trust, then so long as Tenant is not in default pursuant to this Lease, Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease during the Term of this Lease or any extension or renewal thereof.

     b. ADDITIONAL SUBORDINATION. From time to time at the request of Landlord, Tenant covenants and agrees to execute and deliver within ten (10) days following the date of written request from Landlord, documents evidencing the priority or subordination of this Lease with respect to any ground lease or underlying lease or the lien of any mortgage or deed of trust in connection with the Building containing the Premises. Any and all such documents shall be in such form as is reasonably acceptable to Tenant and Landlord as well as the Lender(s) and other applicable party. Any subordination agreement so requested by Landlord shall provide for Tenant to attorn to the successor in interest to Landlord and shall further provide that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease so long as Tenant is not in default with respect to its obligations pursuant to the Lease. Any such Subordination, Non-disturbance and Attornment Agreement shall be recorded in the official records of the office of the County Recorder in the County in which the Premises is located. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name of and on behalf of Tenant.

     c. NOTICE FROM LENDER. Tenant shall be entitled to rely upon any notice given by Lender(s) in connection with the Premises requesting that Tenant make all future Rent payments to such Lender(s), and Tenant shall not be liable to Landlord for any payment made to such Lender(s)in accordance with such notice.

24. ESTOPPEL CERTIFICATE; TENANT FINANCIAL STATEMENTS. Tenant, at any time and from time to time, upon not less than ten (10) days written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any existing or prospective purchaser, ground lessor or mortgagee of any part of the Premises, a certificate of Tenant stating:
     (a) that Tenant has accepted the Premises (or, if Tenant has not done so, Tenant has not accepted the Premises and specifying the reasons therefor);
     (b) the Commencement and Expiration Dates of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) whether or not to the best of Tenant's knowledge there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether or not to the best of Tenants knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); (f) the dates, if any, to which the Rent and other charges under this Lease have been paid; (g) whether or not there are Rent increases during the Lease Term and if so the amount of same, (h) whether or not the Lease contains any options or rights of first offer or first refusal; (i) the amount of any Security Deposit or other sums due Tenant; (j) the current notice address for Tenant; and (k) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this (P)24. may be relied upon by Landlord and any existing or prospective purchaser, ground lessor or mortgagee of the Building containing the Premises. Tenant agrees, at any time upon request by Landlord, to deliver to Landlord the current financial statements of Tenant with an opinion from a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior three fiscal years, all prepared in accordance with generally accepted accounting principles consistently applied.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the same condition as existed at the Commencement Date which shall include the Approved Work as set forth in (P)29.b. hereof, except for ordinary wear and tear and alterations which Tenant has the right or is obligated to remove under the provisions of (P)14. herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations made subsequent to the installation of the Approved Work or Tenant's personal property before the expiration of the Term, including, for example, restoring all wall surfaces to their condition as of the Commencement Date. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal and disposal of Tenant's personal property.

27. HOLDOVER. If Tenant with Landlord's consent remains in possession of the Premises after expiration of the Term or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month to month tenancy cancelable by either party on thirty (30) days written notice given at any time by either party and all provisions of this Lease, except those pertaining to Term, renewal options and Base Rent, shall apply and Tenant shall thereafter pay monthly Base Rent computed on a per-month basis, for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, in an amount equal to one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term.

28. NOTICES. All notices, demands, or other communications required or contemplated under this Lease shall be in writing and shall be deemed to have been duly given 72 hours from the time of mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, or 24 hours from the time of shipping by overnight carrier, or the actual time of delivery if delivered by personal service to the parties at the addresses specified in (P)1. Either Tenant or Landlord may change the address to which notices are to be given to such party hereunder by giving written notice of such change of address to the other in accordance with the notice provisions hereof.

29.  TENANT IMPROVEMENTS.

     a. EXISTING CONDITIONS. The Premises shall be delivered in its "as is" condition as of the Commencement Date of the Lease with the following exceptions:

          1) Landlord, at Landlord's sole cost and expense, shall inspect prior to the Commencement Date and, if required by said inspection, repair the HVAC system including the replacement of compressors and exchangers if necessary. Landlord shall provide Tenant with a copy of any written inspection report.

          2) Landlord, at Landlord's sole cost and expense, shall inspect and, if required, repair the roof prior to the Commencement Date of the Lease.

          3) The interior fire sprinkler system risers serving the Premises shall be braced (if such bracing does not currently exist) as required to meet current code at Landlord's sole cost and expense within sixty (60) days of full Lease execution.

     b. ADDITIONAL TENANT IMPROVEMENTS. Landlord hereby grants Tenant a Construction Allowance of Fifteen Dollars ($15.00) per rentable square foot ("LANDLORD'S CONSTRUCTION ALLOWANCE") for the cost of additional generic tenant improvements to be installed by Tenant in the Premises (the "ADDITIONAL TENANT IMPROVEMENTS"). Tenant shall submit its plans for the Additional Tenant Improvements for Landlord's approval (the "APPROVED WORK") prior to the commencement of construction of the Approved Work Tenant may, at Tenant's option, submit to Landlord conceptual plans for the Additional Tenant Improvements for Landlord's approval, which conceptual plans shall indicate the type and general nature of the Additional Tenant Improvements and the approximate location of the Additional Tenant Improvements if said conceptual plans have been prepared, initialed and attached hereto, the plans are deemed approved by Landlord and Tenant. Landlord agrees to reasonably approve subsequent detailed construction plans so long as said construction plans substantially conform to the previously approved conceptual plans. Landlord shall pay Tenant's outside vendors or contractors for materials and services constituting the Approved Work, up to the maximum Landlord's Construction Allowance set forth in this
          (P)29.b., upon Tenant's submittal to Landlord of approved invoices and lien releases for payment. Subject to the total amount available within the Landlord's Construction Allowance, Tenant shall also be reimbursed from Landlord's Construction Allowance for the reasonable cost of plans and permits relating to the installation of the Approved Work. All of the work to be done by Tenant under this (P)29 b shall be done in accordance with the provisions of (P)14. hereof and Tenant shall be required to follow Landlord's reasonable rules and regulations relating to contractors working in the Building. Landlord shall have the right to reasonably approve all of Tenant's proposed contractors and subcontractors related to the installation of the Approved Work.

30. COMMENCEMENT DATE. The Term of the Lease shall commence on the earliest to occur of:

          1) Substantial completion of the Approved Work as determined by the Building Architect; or

          2)   Tenant's commencement of occupancy of the Premises; or

          3)   September 1, 1998.

31. EARLY POSSESSION. Notwithstanding the provisions of (P)3. hereof and with the written permission of the existing tenant in the Premises, Tenant shall have the right to enter the Premises prior to the Commencement Date so that Tenant can commence the installation of the Approved Work pursuant to
     (P)29.b. above (the "Construction Period"). All of the terms and conditions of the Lease, except for Tenant's obligations to pay Rent and Operating Expenses, shall be in effect during the Construction Period provided, however, Tenant shall be required to pay for utilities consumed in the Premises during the Construction Period.

32.  OPTION TO RENEW.

     a. GRANT OF OPTION. Tenant shall have the right, at its option, to extend the Lease for one (1) additional period of five (5) years (the "EXTENDED TERM") commencing at the expiration of the Term, provided that at the time of exercise and at the time of commencement of the Extended Term, Tenant is not in default beyond any applicable cure period under this Lease.

     b. EXERCISE OF OPTION. If Tenant decides to extend the Lease for the Extended Term, Tenant shall give written notice to Landlord of its election to extend not less than ten (10) months prior to the expiration of the Term. Tenant's failure to give timely notice to Landlord of Tenant's election to extend shall be deemed a waiver of Tenant's right to extend. The terms and conditions applicable to the Extended Term shall be the same terms and conditions contained in this Lease except that Tenant shall not be entitled to any further option to extend beyond the Extended Term. The Base Rent for the Extended Term shall be as determined in accordance with (P)32.c.

     c.   DETERMINATION OF BASE RENT DURING THE EXTENDED TERM.

          1) AGREEMENT ON INITIAL BASE RENT. Landlord shall not be obligated to provide Tenant with the proposed fair market rental value until six (6) months prior to the expiration of the Term. Landlord and Tenant shall have thirty (30) days after Landlord provides the proposed fair market rental value in which to agree on the Base Rent during the Extended Term, which shall be the fair market rental value of the Premises during the Extended Term. The fair market rental value of the Premises during the Extended Term shall be based on the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value for lease renewals or extensions of comparable size and quality located in the Bel Marin Keys area of Novato, California. If Landlord and Tenant agree on the Base Rent for the Extended Term during the thirty
               (30) day period, they shall immediately execute an amendment to this Lease stating the new Base Rent. The establishment of the Base Rent in accordance with this (P)32. shall be without regard to the additional tenant improvement allowance for the additional Approved Work, as set forth in (P)32.a. hereof.

          2) SELECTION OF APPRAISERS. If Landlord and Tenant are unable to agree on the Base Rent for the Extended Term within the thirty
               (30) day period, then within ten (10) days after the expiration of the thirty (30) day period and provided that Tenant has timely exercised the subject renewal option in accordance with (P)32.b., Landlord and Tenant each at its own cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in the Bel Marin Keys area of Novato California market area to appraise the fair market rental value of the Premises and set the Base Rent during the Extended Term. If either Landlord or Tenant does not appoint an appraiser within said ten (10) days, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent during the Extended Term. If two (2) appraisers are appointed by Landlord and Tenant as stated herein, they shall meet promptly and attempt to set the Base Rent for said Extender Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the same qualifications within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then President of the Real Estate Board. or to the Presiding Judge of the Superior Court of the County in which the Premises are located for the selection of a third appraiser who meets the qualifications stated herein. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant, or their affiliates.

          3) VALUE DETERMINED BY THREE (3) APPRAISERS. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extended Term. If a majority of the appraisers are unable to set the Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent for the Premises during the Extended Term. If, however, the low appraisal and/or the high appraisal are/is more than fifteen percent (15%) lower and/or higher than the middle appraisal, such low appraisal and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Base Rent for the Premises during the Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this (P)32.c.3), the middle appraisal shall be the Base Rent for the Premises during the Extended Term.

          4) MINIMUM BASE RENT LEVEL. Notwithstanding any other provision of this Lease, in no event shall the Base Rent for the Extended Term as determined above be less than the Base Rent prevailing immediately prior to the expiration of the initial Term, and, in any event, the Base Rent during the Extended Term as determined above shall be increased in accordance with (P)1.n. ("BASE RENT ADJUSTMENT") hereof during each of the last four (4) years of the Extended Term.

33.  MISCELLANEOUS PROVISIONS.

     a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

     b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in (P)19.

     c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion unless otherwise provided.

     d. PERSONAL RIGHTS. Notwithstanding any other provision(s) of this Lease to the contrary, any provisions of this Lease providing for the renewal, extension or early termination of the Lease and/or for the expansion of the Premises (to include without limitation rights to negotiate, rights of first refusal, etc.) shall be (i) personal to the original Tenant and shall not be assignable or otherwise transferable (either voluntarily or involuntarily) to any third party for any reason whatsoever, and (ii) conditioned upon Tenant not then being in default under this Lease.

     e. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the Broker(s) identified in (P)1., who shall be compensated by Landlord in accordance with the separate agreement between Landlord and the Broker(s).

     f. OTHER CHARGES; LEGAL FEES. If Landlord becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant or Tenants authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in connection with such appeal.

          If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

     g. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

     h. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

     i. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

     j. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

     k. OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all Parties hereto.

     l. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other Rent payable under this Lease. As long as they do not materially change Tenant's obligations hereunder, Tenant agrees to make reasonable non-monetary modifications to this Lease as may be reasonably required by Lender(s) in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

     m. CONSTRUCTION. The Landlord and Tenant acknowledge that each has had its counsel review this Lease, and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

     n. CAPTIONS. Article, section and paragraph captions are not a part hereof.

     o.   EXHIBITS.  For reference purposes the Exhibits are listed below:

          Exhibit A: The Premises
          Exhibit B: Property
          Exhibit C: Rules and Regulations
          Exhibit D: Covenants, Conditions And Restrictions



     LANDLORD:                             TENANT:
     LIMAR REALTY CORP. #18                BIOMARIN PHARMACEUTICAL, INC.
     a California corporation              a Delaware corporation


     By: /s/ THEODORE H. KRUTTSCHNITT      By:  /s/ [SIGNATURE]
         _____________________________          _____________________________
             Theodore H. Kruttschnitt
             President                     Name: [NAME]
                                                 ____________________________

                                           Title: [TITLE]
                                                  ___________________________

     Date:  8/7/98                         Date:  July 24, 1998
          ____________________________            ___________________________